EXHIBIT 23.2

Private/Confidential

IMCO Recycling Inc.
Central Tower at Williams Square
Attn.: Mr. Paul V. Dufour and
Mr. Robert Holian	March 18, 2003
5215, North O’Connor Blvd., Suite 1500
Irving, Texas 75039
USA

Consent of Independent Auditors

“We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-34745, Form S-8 Nos. 33-76780, 333-00075, and 333-71339, Form S-8 Nos. 333-07091 and 333-71335, Form S-8 No. 333-55962 and Form S-8 No. 333-81949) pertaining to the Nonqualified Stock Option Plan of IMCO Recycling Inc., the IMCO Recycling Inc. Amended and Restated Stock Option Plan, the IMCO Recycling Inc. 1992 Stock Option Plan, the IMCO Recycling Inc. Annual Incentive Program the IMCO Recycling Inc. 2000 Restricted Stock Plan and the IMCO Recycling Inc. Employee Stock Purchase Plan, respectively, of our report dated January 24, 2003 except for Note 13, as to which the date is March 14, 2003, with respect to the financial statements of VAW-IMCO Guss and Recycling GmbH included in the Annual Report (10-K) for the year ended December 31, 2002.”

Very truly yours,

Ernst & Young AG

Wirtschaftsprüfungsgesellschaft

/S/ Gerd Lützeler	/S/ Marcus Senghaas